Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 103 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Fidelity Pennsylvania Municipal Income Fund, Fidelity Michigan Municipal Income Fund and Fidelity Minnesota Municipal Income Fund of our reports dated February 12, 2007 and Fidelity Municipal Income Fund, Fidelity Short-Intermediate Municipal Income Fund and Fidelity Ohio Municipal Income Fund of our reports dated February 13, 2007 on the financial statements and financial highlights included in the December 31, 2006 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2007